Exhibit 99.1

NEWS RELEASE

For more information contact:
MEDIA CONTACT:	INVESTOR CONTACT:
Lattice Semiconductor Corporation	Global IR Partners
Doug Hunter, 503.268.8512	David Pasquale, 914-337-8801
doug.hunter@latticesemi.com	lscc@globalirpartners.com

LATTICE SEMICONDUCTOR APPOINTS JIM ANDERSON AS CEO

Industry Veteran with Proven Track Record to Focus on

Accelerating the Growth of Lattice’s FPGAs and Smart Connectivity Solutions

PORTLAND, OR – August 27, 2018 – Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of customizable smart connectivity solutions, announced the appointment of Jim Anderson as the Company’s President and Chief Executive Officer, and to the Company’s Board of Directors, effective September 4, 2018. Mr. Anderson brings broad technology industry experience and a proven track record of leading and transforming businesses to drive sustained growth and profitability. Mr. Anderson joins Lattice from Advanced Micro Devices (AMD) where he served as the General Manager and Senior Vice President of the Computing and Graphics Business Group.

Jeff Richardson, Chairman of the Board, said, “On behalf of the Board, we are pleased to announce the appointment of Jim Anderson as Lattice’s new President and Chief Executive Officer. Jim brings a strong combination of business and technical leadership with a deep understanding of our target end markets and customers. The transformation he drove of AMD’s Computing and Graphics business over the past few years is just a recent example of his long track record of creating significant shareholder value. We are excited to bring Jim’s proven leadership to Lattice as we accelerate all aspects of the company in order to capture the enormous opportunity that lies ahead.” Mr. Richardson added, “The Board would also like to thank Glen Hawk for his leadership and service to Lattice as Interim CEO during the Company’s management transition.” Glen has agreed to serve as Special Advisor to the CEO through October 31, 2018 to help ensure a smooth transition before pursuing other opportunities.

Mr. Anderson said, “I want to thank the Board of Directors for its confidence and the opportunity to lead Lattice as President and CEO, with a focus on driving sustained growth and profitability. Lattice has an impressive history of innovation in programmable solutions. I am excited about the opportunity to help bring that innovation to growing end markets, while deepening partnerships with our customers. Lattice has a great combination of unique solutions, integrated software, global reach, and talented employees that give it a strong foundation for industry leadership and success.”

Jim Anderson brings to the role over 20 years of broad technology industry experience across many markets, including consumer, enterprise/datacenter, and telecom. In his role leading AMD’s Computing and Graphics business group since 2015, Mr. Anderson drove a strategic and operational transformation that brought disruptive new products to the market and delivered market leading revenue growth and significant profitability expansion for AMD. Prior to AMD, he held a broad range of leadership positions spanning general management, engineering, sales, marketing, and strategy at companies including, Intel, Broadcom Limited (formerly, Avago Technologies), and LSI Corporation. Mr. Anderson holds an MBA and Master of

Science in electrical engineering and computer science from the Massachusetts Institute of Technology, a Master of Science in electrical engineering from Purdue University, and a Bachelor of Science in electrical engineering from the University of Minnesota. Mr. Anderson has received four patents for innovations in computer architecture. He also serves on the Board of Directors of Qylur Intelligent Systems, Inc.

Inducement Awards Granted:

The independent Compensation Committee of the Company’s Board of Directors approved the grant of equity compensation awards, effective on Mr. Anderson’s start date, outside of the Company’s 2013 Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4), as inducements material to Mr. Anderson entering employment with the Company. The inducement awards are described in more detail in the Company’s Form 8-K filed with the Securities and Exchange Commission regarding Mr. Anderson’s appointment, and consist of the following:

Stock options to purchase approximately 550,500 shares of the Company’s common stock, with time-based vesting and the specific number of shares calculated at the time of grant using a Black-Scholes model to provide $1.5 million in option value. Restricted stock units, or RSUs, for approximately 385,500 shares of the Company’s common stock, with time-based vesting and the specific number of shares calculated based on the Company average stock pricing to provide a value of $2.9 million; and Performance RSUs for approximately 249,000 shares of the Company’s common stock, with vesting of up to 250% based on the achievement of total shareholder return targets and the specific number of shares calculated using the Company’s standard Monte-Carlo simulation valuation model to provide a value of $2.9 million. Performance RSUs for approximately 199,000 shares of the Company’s common stock, with vesting of up to 250% based on achievement of specified “adjusted” EBITDA target and the specific number of shares calculated based on Company average stock pricing to provide a value of $1.5 million.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about Lattice’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: Lattice’s opportunities and strategy and our expectations regarding the approximate number of shares that will be granted with the inducement awards . Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty; overall semiconductor market conditions; the trading price of our common stock on the date of the inducement award, market acceptance and demand for Lattice’s products; the impact of competitive products and pricing; and technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Lattice’s overall business, including those risks more fully described in Lattice’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 30, 2017, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. Except as required by law, Lattice does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, and video ASSP products deliver edge intelligence, edge connectivity, and control solutions to the industrial, consumer, communications, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an even better and more connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

# # #

3